EXHIBIT 8

LIST OF SUBSIDIARIES

Set forth below is a chart indicating the individual companies within the Group and the Group’s participation (direct and indirect) in each company at December 31, 2016.

Primary Operating Area	Country of incorporation	Direct	Indirect	Total

Corporate & Investment Banking
Ethniki Leasing S.A.	Greece	100,00%	—	100,00%
Ethniki Factors S.A.	Greece	100,00%	—	100,00%
Probank Leasing S.A.	Greece	84,52%	0,19%	84,71%
Titlos Plc.(1)	UK	—	—	—
SINEPIA Designated Activity Company(1)	Ireland	—	—	—
Retail Banking
Spiti Plc.(1),(2)	UK	—	—	—
Autokinito Plc.(1),(2)	UK	—	—	—
Agorazo Plc.(1),(2)	UK	—	—	—
International
The South African Bank of Athens Ltd(5)	South Africa	65,71%	34,10%	99,81%
National Bank of Greece (Cyprus) Ltd	Cyprus	100,00%	—	100,00%
National Securities Co (Cyprus) Ltd(2)	Cyprus	—	100,00%	100,00%
NBG Management Services Ltd	Cyprus	100,00%	—	100,00%
Stopanska Banka A.D. (Skopje)	FYROM	94,64%	—	94,64%
United Bulgarian Bank A.D.—Sofia (UBB)(5)	Bulgaria	99,91%	—	99,91%
UBB Asset Management Inc. (5)	Bulgaria	—	99,92%	99,92%
UBB Insurance Broker A.D. (5)	Bulgaria	—	99,93%	99,93%
UBB Factoring E.O.O.D. (5)	Bulgaria	—	99,91%	99,91%
Interlease E.A.D., Sofia (5)	Bulgaria	100,00%	—	100,00%
Interlease Auto E.A.D. (5)	Bulgaria	—	100,00%	100,00%
Hotel Perun—Bansko E.O.O.D.(5)	Bulgaria	—	100,00%	100,00%
Bankteco E.O.O.D.	Bulgaria	100,00%	—	100,00%
Banca Romaneasca S.A.	Romania	99,28%	—	99,28%
NBG Leasing IFN S.A.	Romania	6,43%	92,90%	99,33%
Vojvodjanska Banka a.d. Novi Sad	Serbia	100,00%	—	100,00%
NBG Leasing d.o.o. Belgrade	Serbia	100,00%	—	100,00%
NBG Services d.o.o. Belgrade	Serbia	—	100,00%	100,00%
Banca NBG Albania Sh.a.	Albania	100,00%	—	100,00%
NBG (Malta) Holdings Ltd	Malta	—	100,00%	100,00%
NBG Bank Malta Ltd	Malta	—	100,00%	100,00%
Global Markets & Asset Management
National Securities S.A.	Greece	100,00%	—	100,00%
NBG Asset Management Mutual Funds S.A.	Greece	98,10%	1,90%	100,00%
Probank M.F.M.C.	Greece	95,00%	5,00%	100,00%
Profinance S.A.(2)	Greece	99,90%	0,10%	100,00%
NBG Greek Fund Ltd	Cyprus	100,00%	—	100,00%
NBG Finance Plc.	UK	100,00%	—	100,00%
NBG Finance (Dollar) Plc.	UK	100,00%	—	100,00%
NBG Finance (Sterling) Plc.	UK	100,00%	—	100,00%
NBG International Ltd	UK	100,00%	—	100,00%
NBGI Private Equity Ltd	UK	—	100,00%	100,00%

Primary Operating Area	Country of incorporation	Direct	Indirect	Total
NBG Funding Ltd(4)	UK	100,00%	—	100,00%
NBGI Private Equity S.A.S.	France	—	100,00%	100,00%
NBG Asset Management Luxembourg S.A.	Luxemburg	94,67%	5,33%	100,00%
Insurance
NBG Bancassurance S.A.	Greece	100,00%	—	100,00%
Ethniki Hellenic General Insurance S.A.	Greece	100,00%	—	100,00%
National Insurance Brokers S.A.(3)	Greece	—	95,00%	95,00%
NBG Insurance Brokers S.A.	Greece	99,90%	0,08%	99,98%
Audatex Hellas S.A.(2)	Greece	—	70,00%	70,00%
FB Insurance Agency Inc(2)	Greece	99,00%	—	99,00%
Ethniki Insurance (Cyprus) Ltd	Cyprus	—	100,00%	100,00%
Ethniki General Insurance (Cyprus) Ltd	Cyprus	—	100,00%	100,00%
National Insurance Agents & Consultants Ltd	Cyprus	—	100,00%	100,00%
S.C. Garanta Asigurari S.A.	Romania	—	94,96%	94,96%
Other
NBG Property Services S.A.	Greece	100,00%	—	100,00%
Pronomiouhos S.A. Genikon Apothikon Hellados	Greece	100,00%	—	100,00%
Innovative Ventures S.A. (I-Ven) (2)	Greece	—	100,00%	100,00%
Grand Hotel Summer Palace S.A.	Greece	100,00%	—	100,00%
NBG Training Center S.A.	Greece	100,00%	—	100,00%
KADMOS S.A.	Greece	100,00%	—	100,00%
DIONYSOS S.A.	Greece	99,91%	—	99,91%
EKTENEPOL Construction Company S.A.	Greece	100,00%	—	100,00%
Mortgage, Touristic Protypos S.A.	Greece	100,00%	—	100,00%
Hellenic Touristic Constructions S.A.	Greece	77,76%	—	77,76%
Ethniki Ktimatikis Ekmetalefsis S.A.	Greece	100,00%	—	100,00%
NBG Pangaea Real Estate Investment Company	Greece	100,00%	—	100,00%
Nash S.r.L.	Italy	—	100,00%	100,00%
Fondo Picasso	Italy	—	100,00%	100,00%
Egnatia Properties S.A.	Romania	—	100,00%	100,00%
QUADRATIX Ltd	Cyprus	—	100,00%	100,00%
Karolou S.A.	Greece	—	100,00%	100,00%
NBG International Holdings B.V.	The Netherlands	100,00%	—	100,00%
ARC Management One SRL(1)	Romania	—	100,00%	100,00%
ARC Management Two EAD(1)	Bulgaria	—	100,00%	100,00%

(1)	VIE in which the Bank is the primary beneficiary
(2)	Companies under liquidation
(3)	Company was disposed of on January 2017
(4)

From January 1, 2016, NBG Funding Ltd is consolidated as 100% subsidiary due to the adoption of ASU 2015-02. The Group adopted the modified retrospective approach but due to the fact that in the previous periods NBG Funding Ltd was incorporated as a 100% equity method investment there was no impact to equity as of the beginning of the current period

(5)	United Bulgarian Bank A.D., Interlease E.A.D. and their subsidiaries, and The South African Bank of Athens Ltd, have been reclassified to Long-lived assets held for sale.